Exhibit 32.2

HERITAGE PROPERTY INVESTMENT TRUST, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Quarterly Report on Form 10-Q of Heritage Property Investment Trust, Inc. (the “Company”) for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David G. Gaw, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:  (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Heritage Property Investment Trust, Inc.

	By:	/s/ David G. Gaw
David G. Gaw
Senior Vice President, Chief
Financial Officer and Treasurer

Dated: August 4, 2003